Exhibit 99.1

ICON Leasing Fund Twelve, LLC

Annual Portfolio Overview

2015

Table of Contents

Introduction to Portfolio Overview	1

Disposition During the Quarter	1

Disposition Following the Quarter.	1

Portfolio Overview	2

Discussion	4

10% Status Report	5

Performance Analysis	5

Transactions with Related Parties	7

Financial Statements	9

Forward Looking Statements	14

Additional Information	14

ICON Leasing Fund Twelve, LLC

As of April 26, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the year ended December 31, 2015. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $347,686,947 commencing with its initial offering on May 7, 2007 through the closing of its offering on April 30, 2009. The Fund entered into its liquidation period on May 1, 2014. During the liquidation period, the Fund began the orderly termination of its operations and has began, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Manager believes it would benefit our members to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Manager may do so. Our Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period, although management fees continue to be paid for investments that were part of our portfolio prior to the commencement of the liquidation period. During the liquidation period, distributions are generated from the sale of our assets and the receipt of rental, finance and other income from our investments.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Disposition During the Quarter

The Fund disposed of the following investment during the quarter ended December 31, 2015:

Murray Energy Corporation
Structure: Disposition Date: The Fund’s Investment: Total Proceeds Received:	Lease 10/29/2015 $4,985,000 $5,602,000	Collateral:	Mining equipment.

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended December 31, 2015:

D&T Holdings, LLC
Structure: Disposition Date: The Fund’s Investment: Total Proceeds Received:	Lease 1/14/2016 $7,320,000 $10,023,000	Collateral:	Trucks, trailers and other equipment.

ICON Leasing Fund Twelve, LLC

Portfolio Overview

As of December 31, 2015, our portfolio consisted of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude
Expiration Date:	3/29/2021		Carriers.
Current Status:	Performing	Net Carrying Value:	$9,903,962 (6)

Golden Sea Shipping Pte. Ltd.*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel.
Expiration Date:	7/28/2016
Current Status:	On Charter	Net Carrying Value:	$2,860,000 (3)

Bengal Tiger Line Singapore*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel.
Expiration Date:	7/13/2016
Current Status:	On Charter	Net Carrying Value:	$2,860,000 (3)

*Vessel was previously on charter to Vroon Group B.V.

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks,
Maturity Date:	8/1/2018		blending lines and packaging equipment.
Current Status:	Performing	Net Carrying Value:	$2,668,887 (1)

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	9/30/2017
Current Status:	Performing	Net Carrying Value:	$4,778,814 (2)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$6,049,666 (4)

ICON Leasing Fund Twelve, LLC

Portfolio Overview (continued)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing	Net Carrying Value:	$8,380,188 (4)

D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers and other equipment.
Expiration Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$4,048,777 (4)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply
Expiration Date:	6/12/2024		vessel.
Current Status:	Performing	Net Carrying Value:	$9,919,700 (5)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:	$9,842,336 (1)

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply
Maturity Date:	8/27/2019		vessels.
Current Status:	See Discussion	Net Carrying Value:	$21,002,938 (1)

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man
Expiration Date:	3/23/2017		accommodation and work barge.
Current Status:	Performing	Net Carrying Value:	$9,898,097 (5)

ICON Leasing Fund Twelve, LLC

Portfolio Overview (continued)

Jurong Aromatics Corporation Pte. Ltd.
Structure: Maturity Date:	Loan 1/16/2021	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Current Status:	See Discussion	Net Carrying Value:	$2,324,885 (6)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) The Vessel was returned to us in accordance with the terms of the original charter whereupon we assumed the operational responsibility of the Vessel. As such, this asset is classified as Vessel on our consolidated balance sheets.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(6) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong is a newly constructed $2 billion state-of-the art aromatics plant. We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown forced Jurong into receivership, as the company does not have the liquidity to commence operations. As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors. Given the current distressed situation, we have taken a credit reserve that values the asset at 11% of original cost. Our Investment Manager believes that a restructuring is the best option and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value may recover some or all of its value.

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced TMA a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

ICON Leasing Fund Twelve, LLC

Discussion (continued)

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment as originally required under the terms of the facility. ICON is currently working with the senior lender and TMA to amend the facility agreement and expects to start receiving payments in the near future.

10% Status Report

As of December 31, 2015, an offshore supply vessel bareboat chartered to Pacific Radiance Ltd. (“Pacific Radiance”) was the only investment in equipment that individually constituted at least 10% of the net book value of our investment portfolio. The vessel is scheduled to remain on bareboat charter during the 2016 calendar year.

As of December 31, 2015, Pacific Radiance had one-hundred and two monthly payments remaining. To the best of our Manager’s knowledge, the vessel remains seaworthy, is maintained in accordance with commercial marine standards and with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Performance Analysis

Capital Invested as of December 31, 2015	$490,644,795
Leverage Ratio	0.50:1*
% of Receivables Collected for the Quarter Ended December 31, 2015	83.74%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of April 26, 2016. The uncollected receivables relate to our investment with Técnicas Maritimas Avanzadas, S.A. de C.V.

One of our objectives is to provide cash distributions to our members. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO.

CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

ICON Leasing Fund Twelve, LLC

Performance Analysis (continued)

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Members during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Leasing Fund Twelve, LLC

Performance Analysis (continued)

Cash Available From Business Operations

for the Period January 1, 2015 through December 31, 2015

Cash balance at January 1, 2015	$15,410,563
Cash balance at December 31, 2015	$8,404,092

Net change in cash		$(7,006,471)

Add Back:
Distributions paid to members from January 1, 2015 through December 31, 2015		$38,328,148

Investments made during the period
Investment in joint ventures	$17,826
Investment by noncontrolling interests	$(58,826)
		$(41,000)

Cash Available from Business Operations (CABO)		$31,280,677 (1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases. Distributions paid to members and CABO for the period January 1, 2014 to December 31, 2014 were $25,512,730 and $115,658,975, respectively.

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Manager and our dealer manager for our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our Manager of $383,282, $255,127 and $262,158 for the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, our Manager’s interest in our net (loss) income for the years ended December 31, 2015, 2014 and 2013 was $(217,137), $598,803 and $(93,774), respectively.

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties (continued)

Fees and other expenses incurred by us to our Manager or its affiliates were as follows:

				Years Ended December 31,
Entity	Capacity	Description		2015	2014	2013
ICON Capital, LLC	Manager	Acquisition fees	(1)	$-	$3,884,570	$1,975,062
ICON Capital, LLC	Manager	Management fees	(2)	1,404,272	1,918,023	3,247,710
ICON Capital, LLC	Manager	Administrative expense reimbursements	(2)	1,744,189	4,785,387	2,284,264
				$3,148,461	$10,587,980	$7,507,036

(1)	Amount capitalized and amortized to operations.
(2)	Amount charged directly to operations.

At December 31, 2015 and 2014, we had a net payable due to our Manager and affiliates of $437,925 and $2,798,414, respectively, primarily related to administrative expense reimbursements. During the year ended December 31, 2015, we settled our related party receivable of $142,500 due from a joint venture owned 25% by us and 75% by Fund Fourteen by converting it into an additional contribution to the joint venture. Our and Fund Fourteen’s proportionate ownership in the joint venture did not change as a result of this conversion. The administrative expense reimbursements incurred during the year ended December 31, 2014 included approximately $2,100,000 of professional fees and other costs in connection with our Manager’s proposed sale of our assets during our liquidation period. Our Manager may continue to incur additional professional fees and costs on our behalf as it continues to pursue the sale of our assets in one or more strategic transactions.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$8,404,092	$15,410,563
Current portion of net investment in notes receivable	4,102,738	6,482,004
Current portion of net investment in finance leases	6,630,691	12,142,423
Other current assets	3,285,536	620,599
Total current assets	22,423,057	34,655,589
Non-current assets:
Net investment in notes receivable, less current portion	29,411,423	52,238,006
Net investment in finance leases, less current portion	50,580,803	62,143,299
Leased equipment at cost (less accumulated depreciation of $25,438,880 and $18,430,584, respectively)	65,743,479	72,751,775
Vessels (less accumulated depreciation of $2,683,605 and $1,286,547, respectively)	5,720,000	18,266,677
Investment in joint ventures	12,233,856	25,235,827
Other non-current assets	2,679,316	2,138,020
Total non-current assets	166,368,877	232,773,604
Total assets	$188,791,934	$267,429,193
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$6,205,639	$7,332,765
Deferred revenue	158,988	167,813
Due to Manager and affiliates, net	437,925	2,798,414
Accrued expenses and other current liabilities	1,559,498	1,941,246
Total current liabilities	8,362,050	12,240,238
Non-current liabilities:
Non-recourse long-term debt, less current portion	41,843,881	51,863,021
Seller's credits	12,747,733	12,295,998
Other non-current liabilities	150,000	150,000
Total non-current liabilities	54,741,614	64,309,019
Total liabilities	63,103,664	76,549,257

Commitments and contingencies Equity:
Members’ equity:
Additional members	103,518,658	162,960,082
Manager	(2,065,662)	(1,465,243)
Total members’ equity	101,452,996	161,494,839
Noncontrolling interests	24,235,274	29,385,097
Total equity	125,688,270	190,879,936
Total liabilities and equity	$188,791,934	$267,429,193

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Comprehensive (Loss) Income

	Years Ended December 31,
	2015	2014	2013
Revenue and other income:
Finance income	$13,646,291	$68,225,836	$16,811,076
Rental income	14,128,629	13,911,707	32,785,533
Time charter revenue	5,361,706	4,132,289	-
(Loss) income from investment in joint ventures	(12,010,760)	3,271,192	4,061,317
(Loss) gain on lease termination	-	(18,800)	8,827,010
Gain (loss) on sale of assets, net	-	1,737,983	(6,695,492)
Total revenue and other income	21,125,866	91,260,207	55,789,444
Expenses:
Management fees	1,404,272	1,918,023	3,247,710
Administrative expense reimbursements	1,744,189	4,785,387	2,284,264
General and administrative	2,692,895	3,066,828	3,169,333
Interest	4,009,417	5,289,185	8,677,154
Depreciation	8,405,354	7,127,975	29,824,603
Credit loss, net	4,848,978	634,803	-
Impairment loss	11,149,619	70,412	14,790,755
Vessel operating	4,402,857	4,334,167	-
Loss on disposition of assets of foreign investment	-	-	1,447,361
Loss on derivative financial instruments	-	372,316	188,534
Total expenses	38,657,581	27,599,096	63,629,714
Net (loss) income	(17,531,715)	63,661,111	(7,840,270)
Less: net income attributable to noncontrolling interests	4,181,980	3,780,780	1,537,199
Net (loss) income attributable to Fund Twelve	(21,713,695)	59,880,331	(9,377,469)

Other comprehensive income:
Change in fair value of derivative financial instruments	-	282,919	2,180,188
Reclassification adjustment for losses on derivative financial instruments due to early termination	-	346,668	-
Currency translation adjustment during the year	-	-	8,003
Currency translation adjustment reclassified to net income	-	-	1,447,361
Total other comprehensive income	-	629,587	3,635,552
Comprehensive (loss) income	(17,531,715)	64,290,698	(4,204,718)
Less: comprehensive income attributable to noncontrolling interests	4,181,980	3,780,780	1,589,252
Comprehensive (loss) income attributable to Fund Twelve	$(21,713,695)	$60,509,918	$(5,793,970)

Net (loss) income attributable to Fund Twelve allocable to:
Additional members	$(21,496,558)	$59,281,528	$(9,283,695)
Manager	(217,137)	598,803	(93,774)
	$(21,713,695)	$59,880,331	$(9,377,469)

Weighted average number of additional shares of limited liability company interests outstanding	348,335	348,335	348,361
Net (loss) income attributable to Fund Twelve per weighted average additional share of limited liability company interests outstanding	$(61.71)	$170.19	$(26.65)

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of			Accumulated
	Limited Liability			Other	Total
	Company	Additional		Comprehensive	Members'	Noncontrolling	Total
	Interests	Members	Manager	Loss	Equity	Interests	Equity
Balance, December 31, 2012	348,429	$164,205,604	$(1,452,987)	$(4,213,086)	$158,539,531	$17,788,978	$176,328,509
Net (loss) income	-	(9,283,695)	(93,774)	-	(9,377,469)	1,537,199	(7,840,270)
Change in fair value of derivative financial instruments	-	-	-	2,128,135	2,128,135	52,053	2,180,188
Disposition of asset of foreign investment	-	-	-	1,447,361	1,447,361	-	1,447,361
Currency translation adjustments	-	-	-	8,003	8,003	-	8,003
Distributions	-	(25,953,936)	(262,158)	-	(26,216,094)	(7,182,576)	(33,398,670)
Shares of limited liability company interests repurchased	(94)	(31,816)	-	-	(31,816)	-	(31,816)
Balance, December 31, 2013	348,335	128,936,157	(1,808,919)	(629,587)	126,497,651	12,195,654	138,693,305
Net income	-	59,281,528	598,803	-	59,880,331	3,780,780	63,661,111
Change in fair value of derivative financial instruments	-	-	-	282,919	282,919	-	282,919
Reclassification adjustment for losses on derivative financial instrucments due to early termination	-	-	-	346,668	346,668	-	346,668
Distributions	-	(25,257,603)	(255,127)	-	(25,512,730)	(7,079,452)	(32,592,182)
Investment by noncontrolling interests	-	-	-	-	-	20,488,115	20,488,115
Balance, December 31, 2014	348,335	162,960,082	(1,465,243)	-	161,494,839	29,385,097	190,879,936
Net (loss) income	-	(21,496,558)	(217,137)	-	(21,713,695)	4,181,980	(17,531,715)
Distributions	-	(37,944,866)	(383,282)	-	(38,328,148)	(9,390,629)	(47,718,777)
Investment by noncontrolling interests	-	-	-	-	-	58,826	58,826
Balance, December 31, 2015	348,335	$103,518,658	$(2,065,662)	$-	$101,452,996	$24,235,274	$125,688,270

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net (loss) income	$(17,531,715)	$63,661,111	$(7,840,270)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(6,745,536)	(62,511,037)	(11,934,182)
Rental income paid directly to lenders by lessees	-	(1,088,550)	(21,243,166)
Loss (income) from investment in joint ventures	12,010,760	(3,271,192)	(4,061,317)
Depreciation	8,405,354	7,127,975	29,824,603
Interest expense on non-recourse financing paid directly to lenders by lessees	-	63,644	1,577,271
Interest expense from amortization of debt financing costs	176,435	617,069	691,194
Net accretion of seller's credits and other	451,735	833,335	2,301,984
Impairment loss	11,149,619	70,412	14,790,755
Credit loss, net	4,848,978	634,803	-
Net loss (gain) on lease termination	-	18,800	(8,827,010)
Net (gain) loss on sale of assets	-	(1,737,983)	6,695,492
Loss on derivative financial instruments	-	562,577	188,534
Loss on disposition of assets of foreign investment	-	-	1,447,361
Changes in operating assets and liabilities:
Collection of finance leases	19,469,634	20,832,230	27,353,307
Other assets	(3,382,668)	(1,207,414)	2,307,702
Accrued expenses and other current liabilities	(381,748)	683,478	(1,612,354)
Deferred revenue	(8,825)	(487,393)	(1,767,545)
Interest rate swaps	-	(693,647)	-
Due to Manager and affiliates, net	(2,502,989)	2,424,051	95,733
Distributions from joint ventures	210,973	251,042	1,212,101
Net cash provided by operating activities	26,170,007	26,783,311	31,200,193
Cash flows from investing activities:
Purchase of equipment	-	(65,584,650)	-
Proceeds from exercise of purchase options	-	110,964,516	21,001,670
Proceeds from sale of leased assets	144,521	207,937	22,664,141
Restricted cash	-	603,546	-
Investment in joint ventures	(17,826)	(31,275)	(11,593,286)
Distributions received from joint ventures in excess of profits	940,564	2,647,526	3,897,420
Investment in notes receivable, net	-	(50,207,586)	(25,703,358)
Principal received on notes receivable	24,562,480	35,592,043	6,410,962
Net cash provided by investing activities	25,629,739	34,192,057	16,677,549
Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	7,500,000	7,150,000
Repayment of non-recourse long-term debt	(11,146,266)	(53,450,452)	(37,111,835)
Proceeds from revolving line of credit, recourse	-	10,000,000	10,500,000
Repayment of revolving line of credit, recourse	-	(10,000,000)	(10,500,000)
Repurchase of shares of limited liability company interests	-	-	(31,816)
Payment of debt financing costs	-	(400,000)	-
Repayment of seller's credit	-	(210,000)	(1,481,000)
Investment by noncontrolling interests	58,826	19,602,522	-
Distributions to noncontrolling interests	(9,390,629)	(7,079,452)	(7,182,576)
Distributions to members	(38,328,148)	(25,512,730)	(26,216,094)
Net cash used in financing activities	(58,806,217)	(59,550,112)	(64,873,321)
Effects of exchange rates on cash and cash equivalents	-	-	110
Net (decrease) increase in cash and cash equivalents	(7,006,471)	1,425,256	(16,995,469)
Cash and cash equivalents, beginning of year	15,410,563	13,985,307	30,980,776
Cash and cash equivalents, end of year	$8,404,092	$15,410,563	$13,985,307

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows (continued)

	Years Ended December 31,
	2015	2014	2013
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,400,764	$5,373,488	$5,350,859
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$-	$1,088,550	$32,258,668
Reclassification of net assets from leased equipment at cost to net investment in finance lease	$-	$-	$9,376,510
Principal on non-recourse long-term debt paid directly to lenders by buyers of equipment	$-	$-	$4,481,600
Vessels purchased with non-recourse long-term debt paid directly to seller	$-	$50,800,000	$-
Vessels purchased with subordinated non-recourse financing provided by seller	$-	$6,986,691	$-
Satisfaction of seller's credit netted at sale	$-	$42,863,178	$10,204,522
Reclassification of leased equipment to Vessels	$-	$19,190,776	$-
Debt financing costs netted at funding	$-	$520,800	$-
Investment by noncontrolling interests	$-	$885,593	$-
Equipment purchased with remarketing liability	$-	$68,147	$-
Interest reserve net against principal repayment of note receivable	$-	$206,250	$-
Termination fee paid directly to lender by lessee to settle debt obligation	$-	$-	$2,800,000
Balance due from equity investee deemed contribution in investment in joint venture	$142,500	$-	$-

ICON Leasing Fund Twelve, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the section entitled Disposition During the Quarter and Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.